Exhibit 99.1

Flamel Technologies Hires Vice President of Sales

Lyon, France – August 31, 2016 – Flamel Technologies (NASDAQ: FLML) today announced that Mark W. Elrod has joined the Company as Vice President, Sales. Mr. Elrod will be responsible for managing sales across all of the Company's commercialized products.

Mike Anderson, Flamel's Chief Executive Officer, remarked, "We are excited to have Mark join us, as he brings an extensive amount of sales training, development and management to the table. He has a strong track record of building and training effective sales teams across a variety of therapeutic areas, which will serve us well once we begin to commercialize our pipeline products. In addition, we have been working on a number of initiatives to strengthen sales of existing products, particularly within our pediatrics segment, and the addition of Mark will be invaluable as we execute our sales strategy and prepare to launch flexichamber® later this year."

Mr. Elrod joins Flamel from Ashfield Healthcare, where he served as the National Training and Marketing Director. Mark began his career at A.H. Robins, and subsequently Wyeth Laboratories, where he spent fifteen years in a variety of senior level sales and marketing roles. In 2002, he joined Kowa Pharmaceuticals America where he served as Senior Vice President, Training and Development, and was responsible for supervising all marketing and sales training activities. Mr. Elrod has a B.S. in Pre-Medicine from Clemson University and B.S. in Pharmacy from the University of South Carolina.

About Flamel Technologies
Flamel Technologies SA (NASDAQ: FLML) is a specialty pharmaceutical company utilizing its core competencies in formulation development and drug delivery to develop safer and more efficacious pharmaceutical products, addressing unmet medical needs and/or reducing overall healthcare costs. Flamel currently markets three previously Unapproved Marketed Drugs ("UMDs") in the United States, Bloxiverz® (neostigmine methylsulfate injection), Vazculep® (phenylephrine hydrochloride injection), and Akovaz™ (ephedrine sulfate injection).  The Company also develops products utilizing its proprietary drug delivery platforms, Micropump® (oral sustained release microparticles platform), along with its tangent technologies, LiquiTime® (a Micropump-derivative platform for liquid oral products) and Trigger Lock™ (a Micropump-derivative platform for abuse-resistant opioids).  Additionally, the Company has developed a long acting injectable platform, Medusa™, a hydrogel depot technology, particularly suited to the development of subcutaneously administered formulations.  Current applications of Flamel's drug delivery products include sodium oxybate (Micropump®), extended-release of liquid medicines such as ibuprofen and guaifenesin (LiquiTime®, through a license arrangement with Elan Pharma International Limited for the U.S. Over-the-Counter market) and a current study of the delivery of exenatide utilizing the Medusa™ technology.  In February 2016, Flamel acquired FSC Pediatrics, a company that markets three pediatric pharmaceutical products - Cefaclor for oral suspension, indicated for infection, Karbinal™ ER, indicated for allergic rhinitis and AcipHex® Sprinkle™ (rabeprazole sodium) indicated for the treatment of gastroesophageal disease (GERD).  FSC also received 510(k) clearance from the FDA in October 2014 for Flexichamber™, a collapsible holding chamber for used in the administration of aerosolized medication using pressurized Metered Dose Inhalers (pMDIs) for the treatment of asthma. The Company is headquartered in Lyon, France and has operations in Dublin, Ireland and in St. Louis, Missouri. Additional information may be found at www.flamel.com.

Safe Harbor: This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "assume," "believe," "expect," "estimate," "plan," "will," "may," and the negative of these and similar expressions generally identify forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Flamel's control and could cause actual results to differ materially from the results contemplated in such forward-looking statements. These risks, uncertainties and contingencies include the risks relating to: our dependence on a small number of products and customers for the majority of our revenues; the possibility that our Bloxiverz®, Vazculep® and Akovaz™ products, which are not patent protected, could face substantial competition resulting in a loss of market share or forcing us to reduce the prices we charge for those products; the possibility that we could fail to successfully complete the research and development for the pipeline product we are evaluating for potential application to the FDA pursuant to our "unapproved-to-approved" strategy, or that competitors could complete the development of such product and apply for FDA approval of such product before us; our dependence on the performance of third parties in partnerships or strategic alliances for the commercialization of some of our products; our dependence on certain single providers for development of several of our drug delivery platforms and products; our dependence on a limited number of suppliers to manufacture our products and to deliver certain raw materials used in our products; the challenges in protecting the intellectual property underlying our drug delivery platforms and other products; our dependence on key personnel to execute our business plan; the amount of additional costs we will incur to comply with U.S. securities laws as a result of our ceasing to qualify as a foreign private issuer; and the other risks, uncertainties and contingencies described in the Company's filings with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2015, all of which filings are also available on the Company's website. Flamel undertakes no obligation to update its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

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Contacts:	Michael F. Kanan
Chief Financial Officer
Phone: (636) 449-1844
E-mail: kanan@flamel.com

Lauren Stival
Sr. Director, Investor Relations and Corporate Communications
Phone: (636) 449-5866
Email: stival@flamel.com